EXHIBIT 8

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Date: November 10, 2025
GEFEN CAPITAL INVESTMENTS, LP

	By:	/s/ Limor Ganot
		Name:	Limor Ganot
		Title:	Partner

Date: November 10, 2025
GEFEN CAPITAL INVESTMENTS GP, LP

	By:	/s/ Limor Ganot
		Name:	Limor Ganot
		Title:	Partner

Date: November 10, 2025
US ISRAEL GEFEN CAPITAL MANAGEMENT LTD.

	By:	/s/ Snir Wiessman
		Name:	Snir Wiessman
		Title:	Director

Date: November 10, 2025
MR. DAVID WIESSMAN

	By:	/s/ David Wiessman
		Name:	David Weissman

Date: November 10, 2025
D.B.W. HOLDINGS (2005) LTD.

	By:	/s/ David Wiessman
		Name:	David Wiessman
		Title:	Director